UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2010

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11512	04-2857552
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27 Drydock Avenue, Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On May 12, 2010, the Securities and Exchange Commission (the “Commission”) declared effective the Registration Statement on Form S-3 (File No. 333-165478) of Satcon Technology Corporation (the “Company”) filed on May 7, 2010, with the Commission (the “Registration Statement”).  The Registration Statement permits the Company to issue, in one or more offerings, securities at an aggregate offering price not to exceed $50,000,000.

On October 21, 2010, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc. (the “Underwriter”).  Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 9,000,000 shares of its common stock, par value $0.01 per share (the “Firm Shares”) at a price to the public of $3.90 per share.  Pursuant to the Underwriting Agreement, the Company granted the Underwriter an option to purchase up to an additional 1,350,000 shares of its common stock (together with the Firm Shares, the “Shares”) within 30 days after the date of the Underwriting Agreement to cover overallotments, if any.  The Company expects to receive approximately $32.7 million in net proceeds from the offering after underwriting fees and offering expenses, or approximately $37.6 million if the underwriter’s overallotment option is exercised in full.  The offering is scheduled to close on or about October 27, 2010, subject to customary closing conditions.

The offering is being made pursuant to the Registration Statement and the prospectus included in the Registration Statement, as supplemented by the preliminary prospectus supplement, dated October 18, 2010 (the “Preliminary Prospectus Supplement”), and final prospectus supplement, dated October 21, 2010 (the “Final Prospectus Supplement”), relating to the Shares.  The Preliminary Prospectus Supplement was filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Act”), on October 18, 2010, and the Final Prospectus Supplement was filed with the Commission pursuant to Rule 424(b) of the Act on October 22, 2010.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company.  It also provides for customary indemnification by each of the Company and the Underwriters for losses or damages arising out of or in connection with the sale of the Shares.  In addition, pursuant to the terms of the Underwriting Agreement, each director and executive officer and certain significant stockholders of the Company have entered into agreements with the Underwriter not to sell, transfer or otherwise dispose of securities of the Company during the 90-day period following the offering, subject to extension in certain circumstances.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated by reference into this Item 1.01.  A copy of the opinion of Greenberg Traurig, LLP relating to the legality of the issuance and sale of the Shares in the offering is attached hereto as Exhibit 5.1.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated October 21, 2010
5.1	Opinion of Greenberg Traurig, LLP
23.1	Consent of Greenberg Traurig, LLP (contained in legal opinion filed herewith as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: October 22, 2010	By:	/s Donald R. Peck
Donald R. Peck
Chief Financial Officer and Treasurer

2

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated October 21, 2010

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (contained in legal opinion filed herewith as Exhibit 5.1)

3